CONFIDENTI AL OUR MISSION IS TO FACILITATE LIFE SCIENCE INNOVATIONS TO SERVE UNMET MEDICAL NEEDS Corporate Presentation Underwritten By: NASDAQ GLOBAL MARKET IPO Q4 2018

2 CONFIDENTI AL FWP Issuer Free Writing Prospectus Filed Pursuant to Rule 433 of the Securities Act of 1933, as amended Registration Statement No. 333 - 227198 The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates (file no. 333 - 227198). Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting SEC EDGAR web site at www.sec.gov . Alternatively, the issuer, any underwriter or dealer participating in the offering will arrange to send you the prospectus if you request it by calling (+852) 2117 6611. To review a filed copy of our current registration statement, click on the following link: https://www.sec.gov/Archives/edgar/data/1734005/000121390018013586/ff12018a1_aptorumgroup.htm © Copyright 2018 Aptorum Group Limited

3 CONFIDENTI AL © Copyright 2018 Aptorum Group Limited Aptorum Group Limited has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates (file no. 333 - 227198). Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting SEC EDGAR web site at www.sec.gov . All statements contained herein other than statements of historical fact, including statements regarding our future results o f o perations and financial position, our business strategy and plans and our objectives for future operations, are forward - looking statements. The words “believe,” “estimate,” “anticipate,” “expect,” “plans,” “intend,” “may,” “could,” “might,” “will,” “should,” “approximately,” “potential,” and similar expressions are intended to identify forward - looking statements. We have based these forward - looking statements largely on our current expectations and projections about future events and trends that we believe may effect our financial condition, results of operations, business strategy, short - term and long - term business operations and objectives, and financial needs. These forward - looking statements are subject to a number of risks, uncertainties and assumptions, including those described in the “Risk Factors” section of the prospectus. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward - looking statements we may make. In light of these risks, uncertainties and assumptions, the future events and trends discussed in this prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward - looking statements. All references to dollar amounts in the offering summar y or to use of proceeds are subject to change pending a fina l prospectus. DISCLAIM ER

4 CONFIDENTI AL © Copyright 2018 Aptorum Group Limited ISSUER Aptorum Group Limited SECURITY Class A Ordinary Shares TICKER / EXCHANGE APM on Nasdaq Global Market SHARES OUTSTANDING PRIOR TO COMPLETION OF OFFERING 5,426,381 Class A Ordinary Shares and 22,437,754 Class B Ordinary Shares SHARES OFFERED 6 45 , 1 61 to 1 , 935 , 484 based on minimum and maximum offering size , calculated at US$15.50 per share, mid - point of the price range PRICE RANGE US$14.50 - US$16.50 OFFERING SIZE $10,000,000 to $30,000,000 LOCK - UP AGREEMENT Lock - up period of six months for the series A note investors and 90 calendar days for the bond holder. Six - month lock - up period for all directors, officers and certain shareholders USE OF PROCEEDS • To fund the continued development of lead projects ALS - 1, ALS - 4 and NLS - 1 through Phase 1 of development • To fund the development of non - therapeutic projects • To complete the set up of the Aptorum - owned laboratory in Fo Tan, Hong Kong • To fund research, discovery and development activities related, to provide company with working capital, to support other general corporate purposes UNDERWRITERS Boustead Securities, LLC, China Renaissance Securities (HK) Limited and AMTD Global Markets Limited EXPECTED PRICING DATE October 2018 OFFERING SUMMARY This is not an offer to sell or buy securities. See the offering documents for full risks and disclosures.

INVESTMENT HIGHLIGHTS



- Portfolio of molecules intended to diagnose or treat MRSA, Influenza, Endometriosis, etc.
- Management team coupled with medical talents and prominent scientific advisory board
- Board of directors with diverse background and accomplishments in finance and in healthcare industry
- Located in Hong Kong with proximity and access to the first 3 CFDA-accredited facilities outside China to carry out clinical trials, including The University of Hong Kong, The Chinese University of Hong Kong, and Hong Kong Eye Hospital
- Pre-IPO investor base including Adamas Ping An Opportunities Fund[1] and medical professionals

[1] Adamas Ping An Opportunities Fund L.P. is the third fund from Adamas Asset Management (HK) Limited ("Adamas") and the first fund from the joint venture between Adamas and Yun Sheng Capital Company Limited, a subsidiary of Ping An Insurance (Group) Company of China Limited and is advised by Ping An Capital Company Limited.

5
See offering documents for full disclosures and risks.

© Copyright 2018 Aptorum Group Limited
APTORUM

BUSINESS MODEL


ACQUIRE
THERAPEUTICS
Acticule
Claves
Videns
Nativus
Scipio
APD
NON-THERAPEUTICS
Signate
Talem
ADVANCE
Screening Process
In-House R&D Center
Collaborations with Academic Institutions and Contract Research Organizations
CREATE
Commercialization
Strategic Partnership
Other Exit Options
Phase 1
Phase 2
Phase 3
Idea
Basic Research
IND-Enabling
Clinical Trials

* Decisions on whether to continue development and commercialization of our early-stage projects would heavily depend on the relevant preclinical and clinical data and trial results. The Company expects to follow the business model outlined above.

6

For illustrative purposes only. There is no guarantee of any outcome from any clinical trial.

© Copyright 2018 Aptorum Group Limited

APTORUM

LEADERSHIP



MR. IAN HUEN

Founder, Chief Executive Officer and Executive Director

- Over 15 years in global asset management
- US healthcare equity research analyst at Janus Henderson Group
- Trustee board member of Dr. Stanley Ho Medical Development Foundation
- CFA, Princeton University (Econ)



MR. DARREN LUI

President, Chief Business Officer and Executive Director

- Over 13 years in global capital market
- Extensive exposure in UK, Singapore, US, etc.
- ICAS, CFA & Associate of Chartered Institute of Securities & Investments (UK)
- First-Class Honors from Imperial College (Biochemistry)



DR. CLARK CHENG

Chief Medical Officer and Executive Director

- Almost 10 years working in Raffles Medical Group as Operations Director and Deputy General Manager
- Received medical training at the University College London in 2005 & obtained membership of the Royal College of Surgeons of Edinburgh in 2009
- MBA, University of Iowa



DR. KEITH CHAN

Chief Scientific Officer

- Over 38 years in pharmaceutical and biotech development
- Specialize in technology transfers and licensing deals and regulatory submissions to the FDA
- Former Director of Division of Bioequivalence responsible for managing and approval of generic drugs in US



MISS SABRINA KHAN

Chief Financial Officer

- Almost 10 years serving US & Asian healthcare companies
- Extensive experience in business development, restructuring, US & Asian IPO, and M&A deals
- Solid accounting experience gained from Big 4
- Advanced China Certified Taxation Consultant
- CPA, the University of Hong Kong (BBA(Acc & Fin))



DR. THOMAS LEE WAI YIP

Chief Executive Officer & Chief Scientific Officer - Aptorum Therapeutics Limited

- Former Assistant Professor at The Chinese University of Hong Kong (CUHK) specialized in drug delivery and formulation development
- 10 years working at Novartis & Celgene
- B.Pharm.(Hons), CUHK; Ph.D. in Pharmaceutical Sciences (Drug Delivery), the University of Wisconsin-Madison

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© Copyright 2018 Aptorum Group Limited
APTORUM

CONFIDENTI AL PROFESSOR DOUGLAS ARNER Independent Non - Executive Director Kerry Holdings Professor in Law, HKU DR. JUSTIN WU Independent Non - Executive Director Chief Operating Officer of CUHK Medical Centre DR. MIRKO SCHERER Independent Non - Executive Director CEO of TVM Capital China MR. CHARLES BATHURST Independent Non - Executive Director Founder of Summerhill Advisors Limited DR. NISHANT AGRAWAL Senior Clinical Advisor Professor of Surgery, School of Medicine, University of Chicago DR. HENRY CHAN LIK YUEN Senior Advisor Associate Dean, Faculty of Medicine, CUHK DR. PHILIP W.Y. CHIU Senior Advisor Professor, Department of Surgery, Institute of Digestive Disease, CUHK DR. VINCENT MOK CHUNG TONG Senior Advisor Head of Division of Neurology, Dept of Medicine & Therapeutics, CUHK DR. KENNY YU KWOK HEI DR. KA - WAI KWOK DR. JASON Y. K. CHAN DR. OWEN KO HO DR. WAI - LUNG NG DR. SUNNY WONG HEI DR. WILLIAM WU KA KEI Scientific Assessment Scientific Assessment Scientific Assessment Scientific Assessment Scientific Assessment Scientific Assessment Scientific Assessment Committee Member Committee Member Committee Member Committee Member Committee Member Committee Member Committee Member NIHR Academic Clinical Asst. Professor, Asst. Professor, Asst. Professor, Research fellow, Dana - Asst. Professor, Asso. Professor, Lecturer, University of Department of Mechanical Department of Department of Medicine Farber Cancer Institute/ Department of Medicine Department of Manchester Engineering, University of Hong Kong Otorhinolaryngology, CUHK and Therapeutics, CUHK Harvard Medical School and Therapeutics, CUHK Anaesthesia and Intensive Care, CUHK INDEPENDENT NON - EXECUTIVE DIRECTORS SCIENTIFIC ADVISORS 8 © Copyright 2018 Aptorum Group Limited

PROJECT PORTFOLIO

DRUG AND DEVICE CANDIDATES										
PROJECTS	CANDIDATE / MODALITY	INDICATION	DEVELOPMENT STAGE							
			Target Identification & Selection	Lead Discovery	Lead Optimization	IND-Enabling	Phase 1	Phase 2	Phase 3
VIDENS' SERIES										
VLS-1	Curcumin-MNP (Medical Imaging Agent for MRI Diagnosis)	Diagnosis of Alzheimer's Disease							
VLS-2	MITA (mTor-independent TFEB activator)	Treatment of Alzheimer's & Parkinson's Disease							
VLS-3	Non-Invasive Retina Imaging Diagnostics	Diagnosis of Alzheimer's Disease							
VLS-4	Imaging Agent for MRI Diagnosis	Diagnosis of Alzheimer's Disease							
ACTICULE'S SERIES										
ALS-1	Small Molecule	Treatment of viral infections caused by Influenza virus A							
ALS-2	Small Molecule	Treatment of bacterial infections caused by Staphylococcus aureus including MRSA							
ALS-3	Small Molecule	Reviving existing antibiotics to overcome drug resistance							
ALS-4	Small Molecule	Treatment of bacterial infections caused by Staphylococcus aureus including MRSA							

Lead Projects   Other Candidates   Device Candidates

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For illustrative purposes only. There is no guarantee of any project being completed or having a specific outcome.

© Copyright 2018 Aptorum Group Limited

APTORUM

PROJECT PORTFOLIO

PROJECTS	CANDIDATE / MODALITY	INDICATION	DEVELOPMENT STAGE						
			Target Identification & Selection	Lead Discovery	Lead Optimization	IND-Enabling	Phase 1	Phase 2	Phase 3
NATIVUS' SERIES									
NLS-1	Small molecule	Treatment of Endometriosis							
NLS-2	An extract from Chinese yam	Relief of Menopausal Symptoms							
NLS-3	SAC	Treatment of and protection against retinal ischemia/ reperfusion injury							
SCIPIO'S SERIES									
SPLS-1	83b-1 Novel Quinoline Derivative	Treatment of liver cancer							

PROJECTS	CANDIDATE / MODALITY	INDICATION	DEVELOPMENT STAGE					
			Lab-based Phantom Trial	Animal Trial	IDE Application Approval	Safety/Fesibility Clinical Study	Pivotal Clinical Study	Process of obtaining PMA
SIGNATE'S SERIES								
SLS-1	Robotic catheter platform for Intra-operative MRI-guided cardiac catheterization	Heart rhythm disorders by cardiac electrophysiology intervention	On-going					

Lead Projects Other Candidates Device Candidates

OTHER KEY PROJECTS			
ALS-DDC	Drug Discovery Center + Chemical Library	Drug discovery by identification and screening of drug molecules for various indications	Setting Up
AML Clinic	Clinic - Talem Medical	Medical Services	Commenced operations in June 2018

10

For illustrative purposes only. There is no guarantee of any project being completed or having a specific outcome.

© Copyright 2018 Aptorum Group Limited

APTORUM

CONFIDENTI AL OVERVIEW OF OUR LEAD PROJECTS ALS - 1 INFLUENZA A ALS - 4 STAPHYLOCOCCUS INCLUDING METHICILLIN - RESISTANT S. AUREUS (MRSA) NLS - 1 ENDOMETRIOSIS Population affected: Annual epidemics estimated to result in ~ 3 - 5 million cases of serious influenza infections, causing about 290 , 000 - 650 , 000 deaths each year i , around 50 - 80 % of influenza infections are type A ii . Population affected: 53 million people worldwide carry MRSA i . For example, in U.S., ~126,000 hospitalizations are due to MRSA yearly, where severe infections occur in ~94,000 people each year and are associated with ~19,000 deaths ii . Population affected: ~176 million women globally ( 1 in 10 women during their reproductive years) i . ~30 - 40% of women with endometriosis are subject to risk of infertility and may develop complications during pregnancy ii . Market Size: Global Market Size in 2016: US$ 0.60 billion iii . Expected Global Market Size by 2025: US$ 1.2 billion iii . Market Size: Global Market Size in 2016: US$ 2.97 billion iii . Expected Global Market Size by 2025: US$ 3.91 billion iii . Market Size: Market Size in 2015: US$1.72 billion (across the 7 major countries) iii . Expected Market Size by 2025: just over US$ 2 billion (across the 7 major countries) iii . i. WHO: Influenza (Seasonal), http://www.who.int/en/news - room/fact - sheets/detail/influenza - (seasonal) ii. WHO Global circulation of influenza viruses, http://apps.who.int/flumart/Default?ReportNo=6 iii. Bloomberg: New Drugs Are Coming to Fight Nasty Flu Seasons (9 Feb 2018), https://www.bloomberg.com/ news/articles/2018 - 02 - 08/flu - relief - is - coming - as - successors - to - aging - tamiflu - near - market 1 1 © Copyright 2018 Aptorum Group Limited For illustrative purposes only. There is no guarantee of any project being completed or having a specific outcome. i. Roche Annual report 2017, https://www.roche.com/dam/jcr:78519d71 - 10af - 4e02 - b490 - 7b4648a5edb8/en/ ar17e.pdf ii. emedicinehealth : MRSA https://www.emedicinehealth.com/mrsa_infection/article_em.htm#how_ common_is_mrsa iii. Healthcare Drive: Global Methicillin - resistant Staphylococcus Aureus (MRSA) Drugs Market Analysis and Forecast Predictions, https://www.healthcaredive.com/press - release/20180405 - global - methicillin - resistant - staphylococcus - aureus - mrsa - drugs - market - anal/ i. Endometriosis . org : Facts about endometriosis, http : //endometriosis . org/resources/articles/facts - about - endometriosis/ ii. Washington University Physicians, “Endometriosis”, https://fertility.wustl.edu/getting - started - infertility/ infertility - factors/endometriosis/ J. Fisher M. Kirkman, “Endometriosis and fertility: women’s accounts of healthcare”, Human Reproduction, Volume 31, Issue 3, March 1, 2016, Pages 554 – 562, January 11, 2016, https://doi.org/10.1093/humrep/dev337 iii . R&D : Endometriosis Market Expected to Surpass $ 2 Billion by 2025 ( 11 Nov 2016 ) – By Global Data . List of 7 major countries : the US, France, Germany, Italy, Spain, the UK and Japan, https : //www . rdmag . com/ news/ 2016 / 11 /endometriosis - market - expected - surpass - 2 - billion - 2025

CONFIDENTI AL LEAD PROJECT - ALS - 1 1 2 © Copyright 2018 Aptorum Group Limited For illustrative purposes only. There is no guarantee of any project being completed or having a specific outcome. A SMALL MOLECULE FOR THE TREATMENT OF VIRAL INFECTIONS CAUSED BY INFLUENZA VIRUS A CHARACTERISTICS • Small drug molecule • Extensive resistance has been developed by the viruses against the currently marketed antiviral drugs. However, compared with the currently marketed antiviral drugs, ALS - 1 acts on a completely different therapeuti c target MECHANISM OF ACTION • We believe the therapeutic target , nucleoproteins , is essential fo r proliferation o f viruses ADMINISTRATION • We intend to develop this drug for oral administration

LEAD PROJECT - ALS-1

A SMALL MOLECULE FOR THE TREATMENT OF VIRAL INFECTIONS CAUSED BY INFLUENZA VIRUS A



H1N1 (A/WS N/33) with nucleozin
H3N2 (clinical isolate) with nucleozin
H5N1 (A/Vietnam/1 194/04) with nucleozin
H1N1 (A/WS N/33) with oseltamivir
PFU relative to controls in the absence of compounds [%]
Concentration of compounds [μM]
120
100
80
60
40
20
0
0.01
0.1
1
10
100

This figure shows the concentration dependence of ALS-1 in reducing the plaque-forming unit (pfu, a measure of number of infectious virus particulates, which represents the in vitro efficacy of the drug) of human H1N1, H3N2 and H5N1 influenza viruses. The IC_{50} (the concentration of drug at which 50% of the virus is inhibited) for these viruses is between 0.1-1μM. Oseltamivir (curve in red) is included for comparison in terms of in vitro efficacy against H1N1. The curve of ALS-1 is in the left side of the red curve, indicating ALS-1 has a lower IC_{50}.

[Adapted from Nature Biotechnology (28 (6): 600, 2010)]



PFU/ml
1.4e+5
1.2e+5
1.0e+5
8.0e+4
6.0e+4
4.0e+4
2.0e+4
0.0
-1 hr
0 hr
1 hr
2 hr
4 hr
6 hr
8 hr
(+)

This figure shows that MDCK cells were infected and ALS-1 (1 μM) was added before infection (−1 h), at the time of infection (0 h) and at 1, 2, 4, 6 and 8 hour after infection as indicated. + = a control without ALS-1. This figure indicates that ALS-1 inhibited viral growth even when added within 6 hours after inoculation of the MDCK cells with the virus, indicating that the antiviral activities of ALS-1 reside on post-entry and post-nuclear events, suggesting that multiple processes involving NP may be affected.

[Adapted from Nature Biotechnology (28 (6): 600, 2010)]

13

For illustrative purposes only. There is no guarantee of any project being completed or having a specific outcome.

© Copyright 2018 Aptorum Group Limited

APTORUM

CONFIDENTI AL CURRENT TREATMENT OPTIONS for Viral Infections Caused by Influenza A COMPANY PRODUCT (GENERIC NAME) PRODUCT (BRAND NAME) FORMULATION FDA APPROVAL (YEAR) AVAILABILITY OF GENERIC VERSIONS GlaxoSmithKline (GSK) Zanamivir Relenza Powder 1999 N Roche Oseltamivir Tamiflu Capsule, for Suspension 1999 Y Seqirus Peramivir Rapivab Intravenous 2014 N FOR VIRAL INFECTIONS CAUSED BY INFLUENZA VIRUS A 1 4 © Copyright 2018 Aptorum Group Limited For illustrative purposes only. There is no guarantee of any project being completed or having a specific outcome. • Compared with the currently marketed antiviral drugs for which the viruses have acquired extensive resistance, ALS - 1 acts on a different therapeutic target. • Inhibition of virus replication in vitro and outperforms oseltamivir (Tamiflu®) with a lower IC 50 (half maximal effective concentration). • Animal studies in mice suggest protection against lethal doses of I nfluenza A H5N1 virus. Reference: FDA: FDA Approved Drug Pr oducts: https://www.accessdata.fda.gov/scripts/cder/daf/index.cfm?event=BasicSearch.process MedicineNet.com: https://www.medicinenet.com

LEAD PROJECT - ALS-4

A SMALL MOLECULE FOR THE TREATMENT OF INFECTIONS CAUSED BY STAPHYLOCOCCUS AUREUS INCLUDING MRSA

CHARACTERISTICS

- MRSA has developed resistance to many, if not all, of the existing drugs available for treatment
- Intended to inhibit formation of golden color pigment that enables bacteria to invade cells and also avoid attack by the immune system

MECHANISM OF ACTION

- Intended to inhibit golden color pigment formation, an important factor in promoting the bacteria to invade healthy cells, and to protect them from attack by immune system

ADMINISTRATION

- We intend to develop this molecule for oral or IV administration

15

For illustrative purposes only. There is no guarantee of any project being completed or having a specific outcome.

© Copyright 2018 Aptorum Group Limited

APTORUM

LEAD PROJECT - ALS-4

A SMALL MOLECULE FOR THE TREATMENT OF INFECTIONS CAUSED BY STAPHYLOCOCCUS AUREUS INCLUDING MRSA


Control
250
100
25
10
2.5
1
Concentration of NP16 [μM]


Inhibition of pigmentation ratio
1.0
0.8
0.6
0.4
0.2
0.0
0.001
0.01
0.1
1
10
100
Concentration of NP16 [μM]

ALS-4 has been developed to inhibit the formation of the golden pigment in vitro in a dose-dependent manner.

The IC_{50} of ALS-4 for the inhibition of the golden pigment formation is roughly 300nM.

All data represent mean values ± SD.
NP16 = ALS-4
This assay was conducted in triplicate and repeated twice for confirmation

[Adapted from mBio [8(5): e01224, 2017]]

16

For illustrative purposes only. There is no guarantee of any project being completed or having a specific outcome.

© Copyright 2018 Aptorum Group Limited

APTORUM

1 7 CONFIDENTI AL © Copyright 2018 Aptorum Group Limited CURRENT TREATMENT OPTIONS PRODUCT (GENERIC NAME) Cefazolin Dicloxacillin Cefuroxime Vancomycin Cephalexin Clindamycin Nafcillin Rifampin Oxacillin Telavancin FOR MRSA • Non - antibiotic approach designed to reduce the likelihood for drug resistance. • Staphyloxanthin enables the bacteria to escape from the immune system. • ALS - 4 has been developed to inhibit production of staphyloxanthin without killing the bacteria, which should enable the immune system to clear MRSA. REFERENCE: MedicineNet.com: Staph Infection: https://www.medicinenet.com/staph_infection/article.htm#what_ is_antibiotic - resistant_s_aureus For illustrative purposes only. There is no guarantee of any project being completed or having a specific outcome.

CONFIDENTI AL LEAD PROJECT - NLS - 1 18 For illustrative purposes only. There is no guarantee of any project being completed or having a specific outcome. © Copyright 2018 Aptorum Group Limited PRO - EGCG, A DERIVATIVE OF EPIGALLOCATECHIN - 3 - GALLATE FOR THE TREATMENT OF ENDOMETRIOSIS CHARACTERISTICS • Drug molecule derived from a small molecule extracted from green tea • Non - hormonal treatment MECHANISM OF ACTION • Act as an antiangiogenic therapy ADMINISTRATION • We intend to develop this drug for oral administration

CONFIDENTI AL LEAD PROJECT - NLS - 1 Compared with Vitamin E, EGCG and the control without any treatment, we believe NLS - 1 offers superior efficacy in terms of reduction in the size and weight of lesions in a mouse endometriosis model . Compared with Vitamin E, EGCG and the control without any treatment, we believe NLS - 1 offers superior efficacy in terms of inhibition of angiogenesis in a mouse endometriosis model . Sali n e In Situ Sections pro - EGCG EG C G Vitamin E Salin e E G C G 1 2 1 0 8 6 4 2 0 Vitamin E pro - EGCG lesion size (mm3) lesion weight (mg) Sali n e C e l lv iz i o CT CD31/ α SM A pro - EGCG EG C G Vitamin E 19 For illustrative purposes only. There is no guarantee of any project being completed or having a specific outcome. © Copyright 2018 Aptorum Group Limited (Adapted from Angiogenesis (16:59, 2013)) (Adapted from Angiogenesis (16:59, 2013)) PRO - EGCG, A DERIVATIVE OF EPIGALLOCATECHIN - 3 - GALLATE FOR THE TREATMENT OF ENDOMETRIOSIS

CONFIDENTI AL CURRENT TREATMENT OPTIONS 20 For illustrative purposes only. There is no guarantee of any project being completed or having a specific outcome. © Copyright 2018 Aptorum Group Limited FOR ENDOMETRIOSIS CURRENT HORMONAL TREATMENTS PRODUCT (GENERIC NAME) GnRH agonist Leuprorelin Goserelin Nafarelin Buserelin Triptorelin Progestins Dienogest Medroxyprogesterone acetate Depot medroxyprogesterone acetate Norethisterone Danazol Aromatase Inhibitors Oral contraceptive pills Mirena coils • Drug molecule derived from EGCG which is extracted from green tea. • Non - hormonal treatment for endometriosis. • We believe our treatment is superior to EGCG in animal models - Statistically significant reduction in the development, growth and angiogenesis of endometriosis. • We believe our treatment is superior to conventional hormonal - based treatments in animal models - Statistically significant reduction in the lesion size over oral EGCG and other hormone - based therapy in animal models. REFERENCE: Endometriosis.org: Treatments: http://endometriosis.org/treatments Endometriosis.org: GnRH: http://endometriosis.org/treatments/gnrh/ Endometriosis.org: Progestins: http://endometriosis.org/treatments/progestins/

CONFIDENTI AL OTHER PROJECTS UNDER DEVELOPMENT A L S - 2 A L S - 3 V L S - 1 V L S - 3 V L S - 4 • A small molecule targeting bacterial virulence for the treatment of bacterial infections caused by Staphylococcus aureus including MRSA, by suppressing the expression of multiple virulence factors simultaneously. • Currently at the Lead Optimization Stage to optimize its drug - like properties. • A small molecule that is presently under investigation to combine with certain classes of existing antibiotics to overcome drug resistance. • Currently at the Lead Optimization Stage to optimize its drug - like properties. • An MRI contrast agent, which may enable imaging for identifying amyloid beta plaques in Alzheimer’ s disease. • Currently at the Lead Discovery Stage. • Consists of two components, a curcumin oral formulation and an integrated retinal imaging system for diagnosis of Alzheimer’s disease. • Currently at the Lead Discovery Stage. • Developing a new class of MRI contrast agents for diagnosis of neurodegenerativ e diseases. • Currently at the Lead Discovery Stage. 21 For illustrative purposes only. There is no guarantee of any project being completed or having a specific outcome. © Copyright 2018 Aptorum Group Limited

OTHER PROJECTS UNDER DEVELOPMENT

VLS-2



- We believe VLS-2 is a small drug molecule that appears to activate autophagy without inhibiting mTOR function, an endogenous cellular mechanism for clearing multiple pathological protein aggregates including tau, which are responsible for the development of neurodegenerative diseases.
- Currently at the Lead Discovery Stage.

NLS-2



- Extract isolated from Chinese Yam, Dioscorea opposita Thunb, in development for the treatment of menopausal syndrome.
- Currently at the Lead Discovery Stage.

NLS-3



- Extract from garlic S-allyl L-Cysteine (SAC) for the treatment of and protection against retinal ischemia/reperfusion injury.
- Currently at the Lead Discovery Stage.

SPLS-1



- A quinoline derivative from Ephedra pachyclada, is at present under active investigation for the treatment of liver cancer.
- Currently at the Lead Discovery Stage.

22

For illustrative purposes only. There is no guarantee of any project being completed or having a specific outcome.

© Copyright 2018 Aptorum Group Limited

APTORUM

DEVICE UNDER DEVELOPMENT

PROJECTS	CANDIDATE / MODALITY	INDICATION	DEVELOPMENT STAGE					
			Lab-based Phantom Trial	Animal Trial	IDE Application Approval	Safety/Fesibility Clincial Study	Pivotal Clinical Study	Process of obtaining PMA
SIGNATE'S SERIES								
SLS-1	Robotic catheter platform for Intra-operative MRI-guided cardiac catheterization	Heart rhythm disorders by cardiac electrophysiology intervention	On-going					



- Robotic catheter platform for MRI-guided cardiovascular intervention for the treatment of arrhythmia.
- The platform consists of a magnetic resonance imaging ("MRI-guided") robotic electrophysiology ("EP") catheter system, an MR-based positional tracking unit, and a navigation interface.
- Currently in Lab-based Phantom Trial, followed by preclinical trials when all the components are ready.

23
For illustrative purposes only. There is no guarantee of any project being completed or having a specific outcome.
© Copyright 2018 Aptorum Group Limited
APTORUM

2 4 CONFIDENTI AL © Copyright 2018 Aptorum Group Limited OTHER NON - THERAPEUTIC PROJECTS OTHER KEY PROJECTS ALS - DDC Drug Discovery Center + Chemical Library Drug discovery by identification and screening of drug molecules for various indications Setting Up AML Clinic Clinic - Talem Medical Medical Services Commenced operations in June 2018 Our Company has set up an outpatient clinic under the name of Talem Medical in Central, Hong Kong. • Focus on treatment of chronic diseases resulting from modern sedentary lifestyles and aging population. • Clinic commenced operation in June 2018. For illustrative purposes only. There is no guarantee that any project will have a specific outcome or will be completed. TALEM MEDICAL

IP AROUND LEAD PROGRAMS

PROJECT COMPANY / PROJECT NAME	LICENSOR(S)	LICENSEE	LICENSED / IP RIGHTS	PATENT EXPIRATION DATES
Acticule / ALS-1	Versitech Limited	Acticule Life Sciences Limited	Exclusive licensee: 1 U.S. patent (US9212177), 1 European Patent (EP2462138B1), 1 PRC patent (CN102596946B), 1 German patent (DE60 2010 019 171.0)	The licensed IP rights include granted patents in the U.S., Switzerland, Germany, Great Britain and PRC. The U.S. patent will expire in 2031; the European Patent in 2030; the PRC patent in 2030 and the German patent in 2030.
Acticule / ALS-4	Versitech Limited	Acticule Life Sciences Limited	Exclusive licensee: 1 pending U.S. application (16/041,836) and 1 pending PCT application (PCT/IB2018/055458), in which we intend to file national stage applications in PRC and before EPO prior to the 30-month entry deadline falling on January 2021.	The licensed IP rights include pending patent applications in the U.S. and under the PCT. Any patent based on the application, if granted, will have a 20-year patent term from 2018.
Nativus / NLS-1	1) PolyU Technology and Consultancy Company Limited 2) McGill University 3) Wayne State University 4) H. Lee Moffitt Cancer Center and Research Institute Inc. 5) The Chinese University of Hong Kong	Aptorum Therapeutics Limited	Exclusive licensee: 5 U.S. patents (US9713603, US7544816, US8193377, US8710248, US9169230), 1 European Patent (EP1778663), 1 PRC patent (CN101072764B), 1 Indian patent (IN263365) and 1 Japanese patent (JP5265915), as well as 1 pending U.S. application (US20170281591A1), 1 pending PRC application (CN104703596A), and 1 pending Hong Kong application (HK15111955.3)	The licensed IP rights include granted patents in the U.S., Switzerland, Germany, Great Britain, Ireland, Luxemburg, Monaco, PRC, India and Japan, as well as pending patent applications in the U.S., PRC and Hong Kong. The U.S., European and PRC patents covering the compound will expire in 2025; the indication U.S. patent will not expire until 2033.

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© Copyright 2018 Aptorum Group Limited
APTORUM

2 6 CONFIDENTI AL © Copyright 2018 Aptorum Group Limited FINANCIAL OVERVIEW (US$) ROUNDED TO THE NEAREST THOUSAND Cash and restricted cash, and marketable securities US$18,698,000 (as of 12/31/2017) US$25,022,000 (as of 6/30/2018) Intangible assets, net US$1,473,000 (as of 12/31/2017) US$1,452,000 (as of 6/30/2018) Operating expenses US$5,693,000 (ten months ended 12/31/2017) US$4,901,000 (six months ended 6/30/2018) Convertible debts US$480,000 (as of 12/31/2017) US$15,688,000 (as of 6/30/2018) The above financials are extracted based on audited accounts for the ten months ended December 31, 2017 and unaudited accounts for the six months ended June 30, 2018. Past performance is not indicative of future results. 2018 MAY 2018 APRIL 201 7 CAPITAL RAISED IN THE PAST 12 MONTHS Series A of US$8.6m Series A Note Offering of US$1.6m US$15m Convertible Bond issued to Peace Range Limited, a SPV of Adamas Ping An Opportunities Fund L.P.

USE OF PROCEEDS

	USE OF NET PROCEEDS (Minimum offering amount of US$10) (in millions)	USE OF NET PROCEEDS (Maximum offering amount of US$30) (in millions)
Fund preclinical and clinical development:		
Development through Phase 1 of our Lead Projects[i]	approximately US$7.0	approximately US$18.0
Development of our non-therapeutics projects	approximately US$0.5	approximately US$3.0
Set up a self-owned laboratory in Fo Tan, Hong Kong	approximately US$1.0	approximately US$2.5
Fund other non-lead projects under development (other than non-therapeutic projects), general research and development activities, working capital and other general corporate activities	approximately US$0.5	approximately US$3.5

- [i]Estimated cost of US$5M - US$8M to develop one of our lead projects from current stage to completion of phase 1.
- Based on cash position as of June 30, 2018, estimated minimum unrestricted cash post IPO of approximately US$15.7m assuming minimum offering of US$10m is achieved.

27
These numbers are estimated and subject to change. See offering documents for full disclosures and risks.
© Copyright 2018 Aptorum Group Limited
APTORUM

APPENDI X

2 9 CONFIDENTI AL © Copyright 2018 Aptorum Group Limited SELECTED INCOME STATEMENT SUMMARY (US GAAP) Ten months ended December 31, 2017 Six months ended June 30, 2018 US $ US $ Healthcare services income - 26,662 Costs of healthcare services - 22, 7 49 Research and development expenses 2,560,323 1,342,179 General and administrative fees 1,480,093 2,238,025 Legal and professional fees 1,395,490 1,063,032 Other operating expenses 25 7 ,1 7 7 235,413 Total operating expense 5,693,083 4,901,398 Other income (loss) 3,131,576 - 661,206 Net loss attributable to the Company' s shar eholder s - 2,561,507 - 5,535,942 Depreciation and amortisation 58,903 209,267 SELECTED BALANCE SHEET ITEMS (US GAAP) December 3 1 , 201 7 June 30, 2018 US $ US$ Cash and restricted cash 16,725,807 22,92 7 ,198 Total current assets 20,283,399 26,371,722 Property, plant and equipment, net 346,587 4,2 1 1,321 Intangible assets, net 1, 4 72,707 1,452,486 Total assets 31,559,982 41,465,225 Convertible debts 480,000 15,68 7 ,8 4 7 Total current liabilities 1,330,734 16,783,641 Total liabilities 1,330,734 16,949, 7 78 Total shareholders' equity 30,229, 2 48 2 4,515,4 4 7 Working capital* 18,952,665 9,588,081 * Total current assets less total current liabilities FINANCIAL OVERVIEW The above financials are extracted based on audited accounts for the ten months ended December 31, 2017 and unaudited accounts for the six months ended June 30, 2018. Past performance is not indicative of future results.

APTORUM GROUP LIMITED investor.relations@aptorumgroup.co m T +852 2117 6611 F +852 2850 7286 DAN MCCLORY Managing Director & Head of Capital Equity Markets dan@boustead1828.com +1 (949) 233 - 7869 JOE LAI Managing Director Head of HK Healthcare IBD (HK) joelai@chinarenaissance.com +(852) 2287 - 1695 MING LIN CHEUNG Executive Director minglin.cheung@amtdgroup.co m +(852) 9668 - 3557